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                       UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported)     July
                          20, 1998

                   IBM CREDIT CORPORATION
     _________________________________________________
     (Exact Name of Registrant as Specified in Charter)


       Delaware                  1-8175           22-2351962
____________________________  _____________  _____________________
(State or Other Jurisdiction  (Commission     (IRS Employer
   of Incorporation)           File Number)    Identification No.)

    North Castle Drive, MS NCA-306
          Armonk, New York                      10504-1785
__________________________________________      ___________
  (Address of Principal Executive Offices)       (Zip Code)

Registrant's telephone number, including area code (914) 765-1900

                       Not Applicable
_____________________________________________________________
   (Former Name or Former Address, if changed Since Last
                          Report)



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Item 5.  Other Events

The Registrant's press release dated July 20, 1998, regarding its financial results and selected balance sheet information as of and for the period ended June 30, 1998, is attached.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duty authorized.


                                         IBM CREDIT CORPORATION
                                             (Registrant)

                                     By:
                                        /s/    Michael J. Twomey
                                        ______________________________
                                        Name:  Michael J. Twomey
Date:  July 20, 1998                    Title: Controller and Treasurer
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IBM CREDIT CORPORATION REPORTS 1998 SECOND-QUARTER RESULTS

North Castle, New York, July 20, 1998 . . . IBM Credit Corporation today reported second-quarter 1998 net earnings of $71.6 million, an increase of 4 percent, compared with $68.6 million for the same 1997 period.
The return on average equity was 17.1 percent, compared with 20.0 percent in the second quarter of 1997.

New financing originations for commercial and government customers acquiring computer hardware and other information technology products and services in the second quarter of 1998 decreased 3 percent to $1.53 billion, compared with $1.57 billion in the second quarter of 1997.
New financing originations providing distribution channel partners with working capital for inventory and accounts receivable in the second quarter of 1998 decreased by 16 percent to $3.07 billion, compared with $3.67 billion for the same 1997 period.

At June 30, 1998, total assets were $15.7 billion, compared with $16.6 billion at December 31, 1997, a decrease of 5 percent. Retained earnings at June 30, 1998, were $1.33 billion, compared with $1.21 billion at December 31, 1997, an increase of 10 percent.

For the first half of 1998, net earnings were $147.3 million, compared
with $147.8 million for the same period in 1997.   For the first half
of 1998, financing originated for commercial and government customers decreased by 1 percent to $2.88 billion, compared with $2.90 billion for the first half of 1997. For the first half of 1998, working capital financing originated for distribution channel partners decreased by 8 percent to $6.27 billion, compared with $6.79 billion for the same 1997 period.



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IBM Credit Corporation in the United States, and the IBM Global
Financing organizations worldwide, offer businesses of all sizes leasing and financing for technology acquired from IBM or remarketers. IBM Credit and the IBM Global Financing organizations also offer customers in more than 40 countries a broad array of asset management services and provide remarketers with inventory and accounts receivable financing. Visit the IBM Global Financing home page at www.financing.ibm.com